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                                                                     Exhibit 5.1



September 21, 2001


Sun International Hotels Limited
Sun International North America, Inc.
Atlantis
Coral Towers - Executive Office
Paradise Islands, The Bahamas

                        Sun International Hotels Limited
                      Sun International North America, Inc.

                                    --------

                     8 7/8% Senior Subordinated Notes due 2011

                                    --------

                         Form F-4 Registration Statement


Ladies and Gentleman:

         I am General Counsel for Sun International Hotels Limited, a company organized under the laws of the Commonwealth of The Bahamas (the "Company") and for Sun International North America, Inc., a Delaware corporation ("SINA" and, together with the Company, the "Issuers"), and as such have acted as counsel in connection with the filing by the Company and SINA with the Securities and Exchange Commision (the "Commission") of a registration statement on Form F-4 (the "Registration Statement") under the Securities Act of 1933 (the "Act") relating to the proposed issuance (the "Exchange Offer"), in exchange for up to $200,000,000 aggregate principal amount of the Issuer's 8 7/8% Senior Subordinated Notes due 2011 (the "Old Notes"), of a like principal amount of 8 7/8% Senior Subordinated Notes due 2011 that are registered under the Act (the "New Notes"). The New Notes are to be issued pursuant to the indenture dated August 14, 2001 (the "Indenture"), among the Issuers, the guarantors party thereto and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Indenture.

         In that connection, I have examined originals, copies or certified copies (or otherwise identified to my satisfaction) of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the Indenture.

         Based on the foregoing, I am of opinion as follows:

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         1. Each of the Indenture and the Registration Statement has been duly authorized, executed and delivered by SINA and the subsidiaries listed on
Schedule I hereto (the "Non-Bahamian Guarantors") and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding obligation of SINA and the Non-Bahamian Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. The New Notes and the guarantees issued by the Non-Bahamian Guarantors have been duly authorized by SINA and the Non-Bahamian Guarantors, respectively, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Exchange Offer, will constitute legal, valid and binding obligations of SINA and the Non-Bahamian Guarantors, enforceable against SINA and the Non-Bahamian Guarantors in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law). In expressing the opinion set forth in this Paragraph 2, I have assumed that the form of the New Notes, including the Guarantees, will conform to that included in the Indenture.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

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                  I am admitted to practice only in the State of New York and express no opinion herein as to matters governed by any laws other than the State of New York and the Federal laws of the United States of America. The opinion is rendered to you solely for your benefit in connection with the transactions referred to above and may not be relied upon by any other person, firm or corporation without my prior written consent.

                                            Very truly yours,

                                            /s/ Charles D. Adamo

                                            Charles D. Adamo
                                            Executive Vice President--Corporate
                                            Development and General Counsel

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                                   Schedule I


                            Non-Bahamian Guarantors
                            -------------------------


              Subsidiary                                               Jurisdiction of Organization
              ----------                                               ----------------------------
Sun International North America, Inc.                               Delaware
Sun International Management Limited                                British Virgin Islands
Sun Cove, Ltd.                                                      Connecticut
Sun International Nevada, Inc.                                      Nevada
Sun International Resorts Inc.                                      Florida
PIV, Inc.                                                           Florida
ISS, Inc.                                                           Florida
Sun International Marketing, Inc.                                   Florida
Sun Cove California, Inc.                                           Delaware
Sun Cove New York, Inc.                                             Delaware
Sun International New York, Inc.                                    New York
Sun International Development Group, Inc.                           New Jersey
Sunonline (IOM) Limited                                             Isle of Man
Sun Hotels International (Bermuda) Limited                          Bermuda
Sun International Finance Limited                                   British Virgin Islands
Aberdeen Management Limited                                         Channel Islands
Sun Vacances SA                                                     France
Birbo NV                                                            Netherlands Antilles
Sun Hotels International Management NV                              Netherlands Antilles
Purposeful BV                                                       Netherlands
Sun International Marketing (UK) Ltd.                               United Kingdom
Sun International Network Services Limited                          United Kingdom